Exhibit 10.4

LAWSON SOFTWARE, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

(Amended and restated as of October 26, 2006)

ARTICLE I.  INTRODUCTION

SECTION 1.01 Purpose.  The purpose of the Lawson Software, Inc. (the “Company”) 2001 Employee Stock Purchase Plan is to provide the employees of the Company and related corporations with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company’s Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

SECTION 1.02 Rules of Interpretation.  It is intended that the Plan be an “employee stock purchase plan” as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, if approved by the Company’s stockholders.  Accordingly, the Plan will be interpreted and administered in a manner consistent therewith if so approved.  All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

SECTION 1.03 Definitions.  For purposes of the Plan, the following terms will have the meanings set forth below:

(a)                                  “Acceleration Date” means either an Acquisition Date or a Transaction Date.

(b)                                 “Acquisition Date” means (i) the date of public announcement of the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any “person” (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty- five percent (25%) but not more than fifty (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date.  In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

(c)                                  “Affiliate” means any parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Committee” means the committee appointed under Section 11.01.

(f)                                    “Company” means Lawson Software, Inc., a Delaware corporation, and its successors by merger or consolidation as contemplated by Article XII herein.

(g)                                 “Current Compensation” means base compensation, paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding all forms of special compensation.

(h)                                 “Employer” means the Company or a Participating Affiliate, as the case may be.

(i)                                     “Fair Market Value” as of a given date means such value per share of the Stock as reasonably determined by the Committee in a manner consistent with Section 423, but which is not less than the last sale price as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”).  If on a given date the Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(i) and in connection therewith shall take such action as it deems necessary or advisable.

(j)                                     “Participant” means a Regular Full-Time Employee who is eligible to participate in the Plan under Section 2.01 or any other eligible employee designated by the Committee pursuant to Section 2.01 and who has elected to participate in the Plan.

(k)                                  “Participant Plan Account” means the account that holds the whole and/or fractional shares of the Participant.

(l)                                     “Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Full-Time Employees may participate in the Plan.

(m)                               “Plan” means the Lawson Software, Inc. 2001 Employee Stock Purchase Plan, the provisions of which are set forth herein.

(n)                                 “Purchase Percentage” means the percentage described in Section 4.02.

(o)                                 “Purchase Period” means each of the four three-month periods beginning on January 1, April 1, July 1, and October 1 of each year and ending on the last U.S. business day in the following March, June, September, and December, respectively. The Committee shall have the power and authority to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, if such change is announced at least five (5) days prior to the scheduled beginning of a Purchase Period.

(p)                                 “Regular Full-Time Employee” means an employee of the Company or a Participating Affiliate, including an officer or director who is also an employee, except (i) an employee whose customary employment is less than twenty (20) hours per week, and/or (ii) an employee who is not expected to work more than five months in any calendar year.

(q)                                 “Stock” means the Company’s Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock of the Company as contemplated by Article XII herein.

(r)                                    “Stock Purchase Account” means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

(s)                                  “Transaction Date” means the date of stockholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

ARTICLE II.  ELIGIBILITY AND PARTICIPATION

SECTION 2.01 Eligible Employees.  Except as provided in Section 2.02, all Regular Full-Time Employees who are residents of the United States shall be eligible to participate in the Plan beginning on the first day of the first full Purchase Period to commence after such person becomes a Regular Full-Time Employee.  Subject to the provisions of Article VII, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Full-Time Employee.  At the discretion of the Committee, employees who are not residents of the United States may participate in the Plan if they otherwise meet the requirements of this Section 2.01.

SECTION 2.02 Participation.  All Regular Full-Time Employees who are resident in the United States and all other eligible employees designated by the Committee pursuant to Section 2.01 may elect to participate in the Plan for a given Purchase Period by filing with the Company in advance of that Purchase Period, and in accordance with such terms and conditions as the Company in its sole discretion may impose, an election for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

SECTION 2.03 Limits on Stock Purchase.  No employee shall be granted any right to purchase hereunder if such employee, immediately after a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code stock possessing five percent 5% or more of the total combined voting power or value of all the then classes of the capital stock of the Company or of all Affiliates.

SECTION 2.04 Voluntary Participation.  Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

ARTICLE III.  PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

SECTION 3.01 Deduction from Pay.  A Participant shall elect to have payroll deductions made for each pay period in any whole percentage of Current Compensation not to exceed fifteen percent (15%), or such other percentage as the Committee in its sole discretion may establish from time to time before the first business day of a Purchase Period.  No payroll deductions will be made on behalf of a Participant, or credited to a Participant’s Stock Purchase Account, unless and until a Participant makes an election to participate as described in Section 2.02.  The Participant may reduce or increase future payroll deductions (within the foregoing limitations) in accordance with such terms and conditions as the Company in its sole discretion may impose, for such purpose.  The effective date of any reduction or increase in future payroll deductions will be the first day of the next succeeding Purchase Period.  Also, the Participant may cease making payroll deductions in accordance with Section 6.01,

SECTION 3.02 Credit to Account.  Payroll deductions will be credited to the Participant’s Stock Purchase Account as determined by the Committee in its sole discretion.

SECTION 3.03 Interest.  Except as otherwise determined by the Committee, no interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant’s Stock Purchase Account.

SECTION 3.04 Nature of Account.  The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

SECTION 3.05 Additional Contributions.  A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan, unless otherwise approved by the Committee.

ARTICLE IV.  RIGHT TO PURCHASE SHARES

SECTION 4.01 Number of Shares.  Each Participant will have the right to purchase all, but not less than all, of the largest number of whole and/or partial shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance available in the Participant’s Stock Purchase Account on the last business day of the Purchase Period, subject to the limitations that (a) no more than the maximum number of shares of Common Stock, as established by the Committee prior to the beginning of any given Purchase Period, may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for each calendar year.  If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan during a given Purchase Period to exceed the number specified in Section 11.04, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

SECTION 4.02 Purchase Price.  The purchase price for any Purchase Period shall be 85% of the Fair Market Value of the Stock on the last business day of that Purchase Period rounded up to the next higher full cent unless, prior to the first business day of a Purchase Period, the Committee establishes a different price for a Purchase Period and provided that the price established in no event is less than the price permitted pursuant to Section 423 of the Code.

ARTICLE V.  EXERCISE OF RIGHT

SECTION 5.01 Purchase of Stock.  The entire credit balance in each Participant’s Stock Purchase Account on the last business day of a Purchase Period will be used to purchase the largest number of whole and/or partial shares of Stock purchasable with such amount (subject to the limitations of Section 4.01) unless the Participant has filed with the Employer in advance of that date and subject to such terms and conditions as the Company in its sole discretion impose, an election to receive the entire credit balance in cash.

SECTION 5.02 Cash Distributions.  Any amount remaining in a Participant’s Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty-one (31) days after the end of that Purchase Period.

SECTION 5.03 Notice of Acceleration Date.  The Company shall use its reasonable efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI.  WITHDRAWAL FROM PLAN

SECTION 6.01 Voluntary Withdrawal.  A Participant may at any time, in accordance with such terms and conditions as the Company in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions.  In such event, the Participant may request that either (a) the entire credit balance in the Participant’s Stock Purchase Account be paid to the Participant in cash (without interest) within thirty-one (31) days, or (b) the entire credit balance in the Participant’s Stock Purchase Account be held in such account until used to purchase shares of Stock in accordance with Section 5.01.  A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal by filing with his or her Employer in advance of the enrollment deadline for that Purchase Period, and in accordance with such terms and conditions as the Company may impose, an election for such purpose.

SECTION 6.02 Death. Participation in the Plan will cease on the date of the Participant’s death and the Stock Purchase Account and Participant Plan Account will be paid as follows:

a)                    Stock Purchase Account – will be paid to the Participant’s estate in cash (without interest) within 31 days.

b)                   Participant Plan Account – will be paid to the named Beneficiary or Beneficiaries. Each Participant may designate one or more beneficiaries.  In the event the Participant does not name a Beneficiary or if the Participant’s named Beneficiary or Beneficiaries do not survive the Participant, then the Company shall designate a Beneficiary or Beneficiaries to receive the Participant Plan Account in the following order:

(i)                         The Participant’s spouse, if living at the time of the Participant’s death.

(ii)                      The Participant’s child or children in equal shares, per stirpes.

(iii)                   The Participant’s parents equally.

(iv)                  The surviving brothers and sisters equally.

(v)                     The estate of the Participant.

The Participant may change or revoke any such designation from time to time.  No such designation, change or revocation will be effective unless made by the Participant according to the terms and conditions that the Company may impose.  Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.

SECTION 6.03 Termination of Employment.  Participation in the Plan will end on the date the Participant ceases to be a Regular Full-Time Employee.  In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash (without interest) within thirty-one (31) days.  For purposes of this Section, a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Regular Full-Time Employee.

ARTICLE VII.  GLOBAL PARTICIPANTS

SECTION 7.01 Global Participants.  The Committee shall have the power and authority to allow Participants or others of those Affiliates who are not Participating Affiliates or other entities, so designated by the Committee, who work or reside outside of the United States on behalf of the Company an opportunity to acquire Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Affiliate.  Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Affiliate, and which need not be the same for all Affiliates, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, an a Participant’s rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto.  This Article 7.01 is not subject to Section 423 of the Code or any other provision of the Plan which refers to or is based upon such Section.  For tax purposes, this Article 7.01 shall be treated as separate and apart from the balance of the Plan.

ARTICLE VIII.  NONTRANSFERABILITY

SECTION 8.01 Nontransferable Right to Purchase.  The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

SECTION 8.02 Nontransferable Account.  Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

ARTICLE IX.  ISSUANCE OF STOCK

SECTION 9.01 Issuance of Purchased Shares.  Within thirty-one (31) days after the last day of each Purchase Period, and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Stock purchased pursuant to the Plan to be issued for the benefit of the Participant and held in the Participant Plan Account pursuant to Section 9.04 of the Plan.

SECTION 9.02 Securities Laws.  The Company shall not be required to issue or deliver any shares representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required.  The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of shares may be deferred until such registration is accomplished.

SECTION 9.03 Completion of Purchase.  A Participant will have no interest in the Stock purchased until such Stock is issued to the Participant Plan Account for the benefit of the Participant pursuant to the Plan.

SECTION 9.04 Form of Ownership.  The shares representing Stock issued under the Plan will be held in the Participant Plan Account in the name of the Participant, until such time as certificates for shares of Stock are delivered to or for the benefit of the Participant pursuant to Section 9.05 of the Plan.

SECTION 9.05 Delivery.  Subject to such terms and conditions as the Company in its sole discretion may impose, by filing with the Company an election provided by the Company for such purpose, the Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares and cash for the number of fractional shares representing the Stock purchased pursuant to the Plan.  The election will be processed as soon as administratively practicable after receipt.

ARTICLE X.  EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

SECTION 10.01 Effective Date and Plan Commencement.  The Plan was adopted by the Board of Directors of the Company.  The initial effective date of the Plan was December 7, 2001 and the most recent amended and restated version of the Plan is October 26, 2006. The initial Purchase Period under the Plan commenced on the effective date of the Company’s Registration Statement on Form S-1 for the initial public offering of the Company’s Stock (the “IPO Date”) and continued until December 31, 2002 (the “Initial Offering Period”).  Commencing April 1, 2006, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(o).

SECTION 10.02 Powers of Board.  The Board may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the stockholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 12.01, (b)

permit the issuance of Stock before payment therefor in full, (c) reduce the price per share at which the Stock may be purchased, or (d) absent such stockholder approval, cause Rule 16b-3 to become unavailable with respect to the Plan.

SECTION 10.03 Automatic Termination.  The Plan will terminate automatically on the earlier of (a) December 31, 2011 or (b) the date on which all of the Stock under Section 11.04 below has been sold under the Plan.  The Board may by resolution extend the Plan for one or more additional periods of five years each.

ARTICLE XI.  ADMINISTRATION

SECTION 11.01 Appointment of Committee.   The Plan shall be administered by a committee (the “Committee”) established by the Board and meeting the requirements of Rule 16b-3 as in effect from time to time.

SECTION 11.02 Powers of Committee.   Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate.  Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.  Notwithstanding the foregoing, the Committee shall have the power and authority to allow Participants who work or reside outside of the United States to acquire Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Participating Affiliate and which may not be the same for all Affiliates.

SECTION 11.03 Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

SECTION 11.04 Stock to be Sold.  The Stock to be issued and sold under the Plan may be treasury Stock or authorized but unissued Stock, or the Company may go into the open market and purchase Stock for sale under the Plan.  Except as provided in Section 12.01, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 20,805,000 shares of Common Stock aggregated over the term of the Plan (commencing December 7, 2001) or such lesser amount as the Board of Directors may determine prior to the effective date of the Plan.  The Committee or Board of Directors has the discretion to limit the number of shares available for purchase under the Plan during each Purchase Period.

SECTION 11.05 Notices.  Notices to the Committee should be addressed as follows:

Lawson Software, Inc.

Attention:  Corporate Secretary

380 St. Peter Street

St. Paul, MN 55102

ARTICLE XII.  ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

SECTION 12.01 Stock Dividend or Reclassification.  If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

SECTION 12.02 Merger or Consolidation.  If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XIII.  APPLICABLE LAW

Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota without giving effect to the conflict of laws principles thereof.